Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of October 27, 2020, by and among Callaway Golf Company, a Delaware corporation (the “Company”), Topgolf International, Inc., a Delaware corporation (“Topgolf”), and each of the Persons listed on Schedule A hereto, together with any of such Persons’ permitted transferees that have been assigned such Persons’ rights pursuant to the terms of this Agreement, each of which is referred to in this Agreement as a “Holder”.

RECITALS

WHEREAS, the Company and Topgolf are party to that certain Agreement and Plan of Merger, dated as of October 27, 2020 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Topgolf and 51 Steps, Inc., a Delaware corporation (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into Topgolf, with Topgolf being the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”), and (ii) by virtue of the Merger, former stockholders of Topgolf will receive newly issued shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”);

WHEREAS, upon the consummation of the transactions contemplated by the Merger Agreement, the Holders, each of which is currently a stockholder of Topgolf, will become stockholders of the Company and will cease to be stockholders of Topgolf; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the parties hereto desire to enter into this Agreement, to be effective upon the consummation of the Merger.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS.

For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Damages” means any loss, damage or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.3 “Demand Registration Request” means a request by certain Holders to file a Form S-1 or Form S-3 registration statement pursuant to Section 2.1(a) or (b).

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or other benefit plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration relating to a dividend reinvestment plan; or (v) a registration in which the only Common Stock being registered is Common Stock issuable (A) upon conversion of debt securities that are also being registered or (B) upon the exercise of rights in connection with a rights offering.

1.6 “Excluded Stock” means any Common Stock received by the Holders as Series F Per Share Consideration, Series G Per Share Consideration or Series H Per Share Consideration (in each case as defined in the Merger Agreement). It is understood and agreed that the number of shares of Excluded Stock that each Holder receives in the Merger will be reflected on Schedule B hereto upon the consummation of the Merger.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.10 “Immediate Family Member” means a child, spouse, or any other direct lineal descendant, including adoptive relationships, of a natural person referred to herein.

1.11 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.12 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.13 “Registrable Securities” means (i) any Common Stock received by the Holders in the Merger; and (ii) any Common Stock issued as (or issuable upon the conversion, exercise or exchange (in each case, directly or indirectly) of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i); excluding in all cases, however, (A) any Registrable Securities sold or otherwise transferred by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1 and (B) any Registrable Securities that are freely saleable without registration and without restrictions or limitations on volume, or manner of sale or otherwise under SEC Rule 144.

1.14 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.15 “SEC” means the Securities and Exchange Commission.

1.16 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.18 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.19 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.3.

ARTICLE II.

REGISTRATION RIGHTS.

The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after one hundred eighty (180) days after the consummation of the Merger, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as reasonably practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the

Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(f) and Section 2.3.

(b) Form S-3 Demand. If at any time after one hundred eighty (180) days after the consummation of the Merger (i) the Company is eligible to use a Form S-3 registration statement and (ii) the Company receives a request from Holders of at least (1) with respect to the first request pursuant to this Section 2.1(b), twelve and one-half percent (12.5%) of the Registrable Securities then outstanding and (2) with respect each subsequent request pursuant to this Section 2.1(b), seven and one-half percent (7.5%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), then the Company shall (A) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (B) as soon as reasonably practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act, or any similar short-form registration which may be available to the Company under the Securities Act (including, without limitation, a post-effective amendment or prospectus supplement in respect thereof), covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(f) and Section 2.3.

(c) Shelf Registration. At any time that the Company is eligible to use a registration statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), any Demand Registration Request properly made pursuant to Section 2.1(a) or Section 2.1(b) may request that the Company register Registrable Securities under a Shelf Registration Statement, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as is reasonably practicable, and in any event within sixty (60) days after the initial filing thereof. In such case, and notwithstanding anything to the contrary in Section 2.1(a) and Section 2.1(b): (i) all of the Registrable Securities subject to the applicable Demand Registration Request shall be registered on a Shelf Registration Statement or at the Company’s election, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”); and (ii) the Shelf Registration Statement or Automatic Shelf Registration Statement shall cover any distribution methods reasonably requested by any Holder. For the avoidance of doubt, any registration on a Shelf Registration Statement or Automatic Shelf Registration Statement may be effected, to the extent available to the Company, by filing a post-effective amendment or prospectus supplement to an existing registration statement of the Company.

(d) Shelf Takedowns. At any time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that such Holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement or prospectus, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Except in connection with a Shelf Takedown Block Trade (as defined below), upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than two (2) business days after receipt of a Shelf Takedown Notice) deliver notice of such Shelf Takedown Notice to all other holders of Registrable Securities registered on such Shelf Registration Statement who shall then have seven (7) days from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. The Company shall prepare and file with the SEC a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its reasonable best efforts to cause such Shelf Supplement to be declared effective by the SEC as soon as practicable thereafter.

(e) Shelf Takedown Block Trade. Notwithstanding anything to the contrary in Section 2.1(d), if an institutional Holder wishes to engage in an underwritten block trade off of a Shelf Takedown (a “Shelf Takedown Block Trade”), then notwithstanding the foregoing time periods, the Holder shall notify the Company and each of the other institutional Holders of the Shelf Takedown Block Trade by 10:00 a.m. Pacific Time on the day such offering is to commence and such other Holders must elect whether or not to participate by noon Pacific Time the day such offering is to commence, and the Company shall as promptly as reasonably practicable use its commercially reasonable efforts (including co-operating with such Holder with respect to the provision of necessary information) to facilitate such Shelf Takedown Block Trade (which may close as early as two (2) business days after the date it commences), provided that the Holder requesting such Shelf Takedown Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to such Shelf Takedown Block Trade.

(f) Deferral. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer or chief financial officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given;

provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(g) Exception for Company Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 rather than Form S-1 pursuant to a request made pursuant to Section 2.1(b); or (iv) if the Company has effected a registration within the six (6) month period immediately preceding the date of such request. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on the date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected six (6) registrations pursuant to Section 2.1(b); or (iii) if the Company has effected a registration within the six (6) month period immediately preceding the date of such request. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, more than an aggregate of six (6) registrations pursuant to Section 2.1(a) and Section 2.1(b). A registration shall not be counted as “effected” for purposes of this Section 2.1(g) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one (1) demand registration statement pursuant to Section 3.3, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(g).

2.2 Piggyback Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, as soon as reasonably practicable, give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from any registration initiated by the Company under this Section 2.2 by giving written notice to the Company of such request to withdraw at any time prior to the effective date of such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.3. For the avoidance of doubt, any registration effected pursuant to Section 2.2 hereof shall not be counted as “effected” for purposes of Section 2.1(g).

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten offering (each, an “Underwritten Demand Registration”), they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice; provided, that the Holders shall not be entitled to effect more than two (2) Underwritten Demand Registrations pursuant to the terms of this Agreement. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders; provided, however, that in the case of a Shelf Takedown Block Trade, a majority in interest of the Initiating Holders can select the underwriter, provided the selected underwriter is reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall (together with the Company as provided in Section 3.1(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering. Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be offered in an underwritten offering, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be included in such underwritten offering pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwritten offering shall not be reduced unless all other securities are first entirely excluded from such underwritten offering.

(b) In connection with any underwritten offering of shares of the Company’s capital stock pursuant to Section 2.2 (each, an “Underwritten Registration”), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provisions in Section 2.3(a) and in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

ARTICLE III.

FACILITATING REGISTRATIONS AND OFFERINGS.

3.1 Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as promptly as reasonably practicable:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of a Shelf Registration Statement filed pursuant to Section 2.1(c), subject to compliance with applicable SEC rules, the Company shall be required to keep the registration statement continuously effective until all such Registrable Securities are sold, including, for the avoidance of doubt, preparing and filing with the SEC such amendments, including post-effective amendments, and supplements, or otherwise updating, renewing, refiling or replacing any Shelf Registration Statement and Automatic Shelf Registration Statement, as applicable, in the event necessary to maintain the registration of all Registrable Securities and keeping such new Shelf Registration Statement continuously effective and in compliance with the provisions of the Securities Act until all such Registrable Securities have been sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including any preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; provided, however, that the availability of such documentation on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or such successor system (“EDGAR”) shall satisfy such delivery requirement hereunder;

(d) use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) in the case of an Underwritten Demand Registration, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as is reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k) advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(l) in connection with an Underwritten Demand Registration, upon request, obtain a “comfort” letter from the Company’s independent registered public accountants for delivery to the managing underwriter(s), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the selling Holders;

(m) in connection with an Underwritten Demand Registration, if the registration involves the registration of Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of at least ten million dollars ($10,000,000), use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter(s);

(n) in connection with an Underwritten Demand Registration, upon request, obtain an opinion or opinions from counsel for the Company (including outside counsel) for delivery to the managing underwriter(s), in customary form, scope and substance, which opinions shall satisfy the requirements under the applicable underwriting agreement; and

(o) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the selling Holders, in connection with such registration, including, without limitation, making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the managing underwriter(s) in an Underwritten Demand Registration.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company and the Company elects to file an Automatic Shelf Registration Statement, if the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. To the extent required in order to maintain an effective Automatic Shelf Registration Statement covering the Registrable Securities, the Company shall file a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI and the Automatic Shelf Registration Statement is no longer available to be used to sell Registrable Securities, the Company shall use its reasonable best efforts to file a new Shelf Registration Statement and keep such Shelf Registration Statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that, if it is eligible to rely on Rule 430B, it shall include such disclosures as may be required by Rule 430B in order to ensure that the Holders may be added to such Automatic Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

3.2 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article II or Article III hereof with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.3 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article II or Article III hereof, including, but not limited to, all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of (i) one counsel for the selling Holders and (ii) each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of any such Holder in connection with any Underwritten Demand Registration (but only for the reasonable fees and disbursements directly associated with rendering such opinions) (collectively, “Selling Holder Counsel”), not to exceed fifty thousand dollars ($50,000) in the aggregate, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided, further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Articles II or III herein.

ARTICLE IV.

INDEMNIFICATION.

4.1 Indemnification by the Company. If any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, rule or regulation (collectively, “Law”), the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

4.2 Indemnification by Holders. If any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by Law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages result from any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 4.2 and 4.4 exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

4.3 Indemnification Procedures. Promptly after receipt by an indemnified party under this Article IV of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article IV, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of counsel, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this

Article IV, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article IV.

4.4 Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Article IV but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Article IV provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Article IV, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder) from all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 4.4, when combined with the amounts paid or payable by such Holder pursuant to Section 4.2, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(a) Conflict. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

4.5 Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Article IV shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.

ARTICLE V.

OTHER AGREEMENTS.

5.1 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after one hundred eighty (180) days after the consummation of the Merger), the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 and an Automatic Shelf Registration Statement (in each case at any time that the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3; provided, however, that the availability of such documentation on EDGAR shall satisfy such delivery requirement hereunder.

5.2 Limitations on Subsequent Registration Rights. From and after the consummation of the Merger, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Holder who becomes a party to this Agreement in accordance with Section 6.10.

5.3 “Market Stand-off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3

(other than a Shelf Registration Statement or an Automatic Shelf Registration Statement, or to the extent any securities of such Holder are covered by such registration statement), and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed ninety (90) days), with respect to any Registrable Securities held by it, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise; provided, that, nothing herein shall prohibit any Holder from (i) pledging any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock in connection with such Person’s entry into a credit facility or any other bona fide borrowing or similar lending arrangement, which shall include margin loans, and for the avoidance of doubt, any pledgee who receives any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock following the exercise of remedies under such credit facility borrowing or arrangement shall not be subject to the restrictions set forth in this Section 5.3(a) or (ii) transferring any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock as a distribution or transfer to general partners, limited partners, members, stockholders or affiliates (as defined in Rule 405 promulgated under the Securities Act) of the Holder or any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by the Holder or to entities under common control or management with the Holder, provided that each transferee agrees to be bound in writing by the restrictions set forth herein. The foregoing provisions of this Section 5.3(a) shall be applicable to the Holders only if all executive officers and directors are subject to the same restrictions (unless such executive officers or directors are not required to enter into such restrictions by the underwriters in an underwritten offering); provided, that the Company shall be deemed to have obtained such agreement from any executive officer, director or stockholder that is a party to this Agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.3(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.3(a), in which case such agreement shall replace and supersede the obligations of this Section 5.3(a) with respect to such registration. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

(b) In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the shares of Common Stock of each Holder (and transferees and assignees thereof) until the end of such restricted period.

5.4 Coordination.

(a) During the Coordination Period, no Holder (for purposes of this Section 5.4, each, a “Coordinated Holder”) will transfer any or all of its Common Stock received in the Merger pursuant to (i) SEC Rule 144, (ii) in an unregistered block sale to a financial institution, or (iii) a privately-negotiated transaction under “Section 4(1)-1/2” of the Securities Act or otherwise (each such transfer, a “Public Sale”), in each case other than in compliance with this Section 5.4, provided that the obligations in this Section 5.4 shall not apply to the Excluded Stock.

(b) A Coordinated Holder wishing to make a Public Sale (“Initiating Coordinated Holder”) during the Coordination Period shall consult with the other Coordinated Holders (the “Other Coordinated Holders”) at least two (2) business days prior to effectuating any such Public Sale in order to allow the Other Coordinated Holders to participate in the applicable Public Sale. Each Other Coordinated Holder shall have the right to sell in a Public Sale up to the number of shares of Common Stock equal to the product obtained by multiplying (i) the number of shares of Common Stock, other than Excluded Stock, that the Initiating Coordinated Holder proposes to sell or transfer in such Public Sale by (ii) a fraction (A) the numerator of which is equal to the number of shares of Common Stock, other than Excluded Stock, then owned by such Other Coordinated Holder and (B) the denominator of which is equal to the number of shares of Common Stock, other than Excluded Stock, then owned by all of the Coordinated Holders. The Initiating Coordinated Holder shall use its commercially reasonable efforts to include in the Public Sale all of the shares of Common Stock that the Other Coordinated Holders have requested to have included pursuant to the immediately preceding sentence.

(c) Each Coordinated Holder that is an investment fund shall provide reasonable prior notice to the Other Coordinated Holders prior to any distribution of Registrable Securities to its partners, members, managers or shareholders (a “Partner Distribution”).

(d) Subject to applicable Law, no Coordinated Holder shall, in a given one-year period during the Coordination Period (with the first such one-year period commencing on the closing date of the Merger and the final such one-year period commencing on the first anniversary of such closing date), transfer pursuant to Public Sales, registered offerings, Partner Distributions or otherwise Registrable Securities in the aggregate representing more than fifty percent (50%) of the total Registrable Securities, other than Excluded Stock, owned by such Coordinated Holder on the first day of such one-year period.

(e) If any Coordinated Holder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, which distribution is otherwise permissible under the agreements by which such Coordinated Holder is bound, the Company will, subject to applicable lockups, work with such Coordinated Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Coordinated Holder, subject to applicable legal and regulatory requirements.

(f) The provisions of this Section 5.4 shall terminate on the second (2nd) anniversary of the consummation of the Merger (the period beginning upon the consummation of the Merger and terminating upon such second anniversary, the “Coordination Period”).

ARTICLE VI.

MISCELLANEOUS.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, member, partner or stockholder of a Holder or its Affiliates; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 5.3. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, member, partner or stockholder of a Holder or its Affiliates; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Effectiveness; Term. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article VI) shall not be effective until the consummation of the Merger. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. This Agreement shall terminate upon the (i) date as of which all of the Registrable Securities have been sold, transferred, disposed of or exchanged pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the SEC)) or (ii) the later of the date as of which (A) there are no Registrable Securities then outstanding, and (B) the expiration of the Coordination Period. The provisions of Article IV shall survive any termination.

6.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware, including without limitation Delaware laws relating to applicable statutes of limitation and burdens of proof.

6.4 Counterparts: Facsimile. This Agreement may be executed in multiple counterparts (including facsimile and electronic), each of which shall be an original but all of which together shall constitute but one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, if sender on the same day sends a confirming copy of such notice by a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.

If to the Company:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

Attn: Brian P. Lynch

E-mail:

with a copy to (which will not constitute notice):

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attn: Craig M. Garner

Kevin C. Reyes

E-mail:

If to a Holder, to the address set forth below such Holder’s name on Schedule A hereto.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of Holders in a manner different than any other Holder or group of Holders shall be effective against such Holder or group of Holders without the consent of the Holders holding a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby, and any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided, further, that Schedule B to this

Agreement may be updated upon the consummation of the Merger as provided herein to set forth the number of shares of Excluded Stock that each Holder receives in the Merger. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.10 Additional Holders. Subject to the prior written consent of the Holders holding a majority of the Registrable Securities, the Company may permit a Person to become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter such Person shall be deemed a “Holder” for all purposes hereunder.

6.11 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Executive Vice President, Chief Financial
Officer and Chief Legal Officer

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

TOPGOLF INTERNATIONAL, INC.

By:	/s/ William Davenport
Name:	William Davenport
Title:	Vice President & Chief Financial Officer

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DDFS PARTNERSHIP LP

By: DDFS Management Company, LLC, its General Partner

By:	/s/ Thomas Dundon
Name:	Thomas Dundon
Title:	Authorized Signatory

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DUNDON 2009 GIFT TRUST

By:	/s/ Thomas Dundon
Name:	Thomas Dundon
Title:	Authorized Signatory

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PEP TG INVESTMENTS LP

By: PEP TG Investments GP LLC, its
General Partner

By:	/s/ Scott Marimow
Name:	Scott Marimow
Title:	Authorized Signatory

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

TGP INVESTORS, LLC

By: WestRiver Management, LLC, its
Managing Member

By:	/s/ Eric Anderson
Name:	Erik Anderson
Title:	Authorized Signatory

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

TG INVESTORS II, LLC

WestRiver Management, LLC, its
Managing Member

By:	/s/ Erik Anderson
Name:	Erik Anderson
Title:	Authorized Signatory

[Signatures continued on following page.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

TGP ADVISORS, LLC

By:	/s/ Erik Anderson
Name:	Erik Anderson
Title:	Authorized Signatory

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE A

Holders

1. TGP Investors, LLC

2. TGP Investors II, LLC

3. TGP Advisors, LLC

4. DDFS Partnership, LP

5. Dundon 2009 Gift Trust

6. PEP TG Investments LP

SCHEDULE B

Excluded Stock

Name of Holder	Excluded Stock
TGP Investors, LLC	[•]
TGP Investors II, LLC	[•]
TGP Advisors, LLC	[•]
DDFS Partnership, LP	[•]
Dundon 2009 Gift Trust	[•]
PEP TG Investments LP	[•]